                                            April 26, 2007

Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

        Re:    Residential Funding Mortgage Securities II, Inc.
               Home Equity Loan Pass-Through Certificates, Series 2007-HSA2

Ladies and Gentlemen:

        We have advised  Residential  Funding Mortgage  Securities II, Inc. (the
"Registrant") with respect to certain federal income tax aspects of the issuance by the  Registrant  of the Home Equity Loan  Pass-Through  Certificates,  Series
2007-HSA2 (the  "Certificates").  The Certificates  will be issued pursuant to a
Pooling and Servicing Agreement, dated as of April 1, 2007, as more particularly described in the prospectus,  dated April 23, 2007 (the "Base Prospectus"),  and the prospectus  supplement,  dated April 25, 2007 (the  "Prospectus  Supplement"
and,  together with the Base  Prospectus,  the  "Prospectus"),  relating to such series, each forming a part of the Registration  Statement on Form S-3 (File No.
333-140605)  as  filed  by the  Registrant  with  the  Securities  and  Exchange
Commission under the Securities Act of 1933, as amended (the "Act"), on February
12,  2007,  and  declared   effective  on  April  5,  2007  (the   "Registration
Statement").  Such advice conforms to the description of selected federal income tax consequences to holders of the  Certificates  that appears under the heading
"Material  Federal Income Tax Consequences" in the Base Prospectus and "Material
Federal Income Tax Consequences" in the Prospectus Supplement.  Such description does not  purport to  discuss  all  possible  income  tax  ramifications  of the proposed  issuance,  but  with  respect  to those  tax  consequences  which  are discussed,  in our opinion the description is accurate in all material respects, and we hereby confirm and adopt as our opinion the opinions set forth therein.

        We hereby  consent  to the  filing of this  opinion as an exhibit to the
Registration  Statement  and to the use of our name  wherever  appearing  in the
Prospectus contained therein. In giving such consent, we do not consider that we are  "experts,"  within the  meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                Very truly yours,

                                /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                ORRICK, HERRINGTON & SUTCLIFFE LLP